EXHIBIT 10.41

FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of December 29, 2006 (the “Effective Date”) by and among MEDICAL STAFFING NETWORK, INC., a Delaware corporation (the “Borrower”), the other Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Administrative Agent”), for itself, as a Lender, and as Administrative Agent for the Lenders, and LASALLE BANK NATIONAL ASSOCIATION, as a Lender.

Statement of Facts

WHEREAS, Administrative Agent, the Lenders, the Borrower and each of the other Credit Parties are parties to that certain Amended and Restated Credit Agreement, dated as of September 29, 2006 (such Amended and Restated Credit Agreement, as the same may be amended, supplemented, extended, renewed, restated or replaced from time to time being hereinafter referred to as the “Credit Agreement”); and

WHEREAS, Administrative Agent, the Lenders, Borrower and each of the Credit Parties desire to amend the Credit Agreement in certain respects, all in accordance with and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree that all capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement (except as otherwise expressly defined or limited herein) and do hereby further agree as follows:

Statement of Terms

1. Amendment to Credit Agreement. Subject to the terms and conditions of this Amendment, the Credit Agreement is hereby amended as follows:

1.1 Section 1.1 is hereby amended by deleting the definition of “EBITDA” in its entirety and substituting in lieu thereof the following definition to read in its entirety as follows:

“EBITDA” means, for any period, with respect to the Credit Parties and their Subsidiaries on a consolidated basis, the sum of (a) Net Income for such period (excluding the effect of any (i) intercompany items, (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment or negotiated settlement of any Indebtedness, (iv) any extraordinary items of income and (v) any increase or decrease in income arising from any change in such Person’s method of accounting, subject to Section 1.2) plus (b) an amount which, in the determination of Net Income for such period has been deducted for (i) Interest Expense for such period, (ii) total Federal, state, foreign or other income taxes for such period, (iii) depreciation and amortization expense for such period, and (iv) non-cash goodwill impairment charges for such period up to an amount equal to the Goodwill Addback Limit for such period, all as determined in accordance with GAAP, minus (c) the amount of all earn-out payments made during such period in connection with Permitted Acquisitions consummated subsequent to the Closing Date; provided that, for the calculation of EBITDA made (i) for the subsequent four Fiscal Quarters after incurrence of Severance Payments or the payment of D&O Deductible charges, EBITDA shall be the sum of the amounts set forth above minus the amount of such Severance Payments or such D&O Deductible payment, as applicable, (ii) for the third Fiscal Quarter of Fiscal Year 2005, EBITDA shall be the sum of the amounts set forth above plus the amount of applicable Project Ocean Acquisition Charges in an amount not to exceed $512,493, (iii) for the first Fiscal Quarter of Fiscal Year 2006, EBITDA shall be the sum of the amounts set forth above plus the amount of applicable 2006 Restructuring Charges in an aggregate amount not to exceed the lesser of (A) $6,271,348 and (B) the sum of (x) the actual amount of the portion of such fees and expenses incurred as of the date of determination plus (y) the estimated amount of the portion of such fees and expenses not yet incurred as of the date of determination and (iv) for the fourth Fiscal Quarter of Fiscal Year 2006, EBITDA shall be the sum of the amounts set forth plus an amount not to exceed $29,000,000 for non-cash goodwill impairment charges, which amount shall include, without duplication, any amounts added for non-cash goodwill impairment charges pursuant to clause (b)(iv) above for such period.

2. No Other Amendments. Except for the amendments set forth in Section 1 of this Amendment, the Credit Agreement shall remain unchanged and in full force and effect. Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of Borrower’s or any other Credit Party’s Obligations under or in connection with the Credit Agreement or any other Loan Document or to modify, affect or impair the perfection or continuity of Administrative Agent’s security interests in, security titles to or other liens on any Collateral for the Obligations.

3. Representations and Warranties. To induce Administrative Agent to enter into this Amendment, Borrower and each of the other Credit Parties hereby warrant, represent and covenant to Administrative Agent and Lender that after giving effect to this Amendment:

3.1 Each representation or warranty of Borrower and each other Credit Party set forth in the Credit Agreement is true and correct in all material respects on and as of the date hereof (except to the extent that any such representation or warranty expressly relates to a prior specific date or period).

3.2 No Default or Event of Default has occurred and is continuing.

3.3 Borrower and each other Credit Party have the power and are each duly authorized to enter into, deliver and perform this Amendment, and this Amendment is the legal, valid and binding obligation of the Borrower and each other Credit Party enforceable against it in accordance with its terms.

3.4 The execution, delivery and performance by each Credit Party of the Credit Agreement, as amended by this Amendment: (a) is within such Person’s power; (b) has been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) does not contravene any provision of such Person’s charter or bylaws; (d) does not violate any law or regulation, or any order or decree of any court or Governmental Authority (including specifically any applicable rule or regulation relating to the eligibility of such Person or to receive payment and to participate as an accredited and certified provider of health care services under Medicare, Medicaid, TRICARE, CHAMPVA or any equivalent program or relating to the licenses and permits required therein or in connection therewith); (e) does not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (f) does not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Administrative Agent, on behalf of itself and Lenders, pursuant to the Loan Documents; and (g) does not require the consent or approval of any Governmental Authority or any other Person.

4. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective, as of the Effective Date, upon receipt by Administrative Agent, in form and substance satisfactory to Administrative Agent, of one or more counterparts of this Amendment duly executed and delivered by Borrower and each other Credit Party.

5. Reimbursement of Expenses. The Borrower hereby agrees that it shall reimburse the Administrative Agent and the Lenders on demand for all costs and expenses (including without limitation attorney’s fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and therewith and the transactions contemplated hereby and thereby.

6. Ratification; No Novation. Borrower and each of the other Credit Parties hereby ratifies and reaffirms each and every term, covenant and condition set forth or incorporated by reference in the Credit Agreement (as amended and supplemented by this Amendment), all Loan Documents and all other documents delivered by Borrower in connection therewith (including without limitation the other documents executed in connection with Letters of Credit to which any Credit Party is a party) effective as of the date hereof and none of the rights, interests and obligations existing and to exist under such documents are hereby released, diminished or impaired. The execution and delivery of this Amendment shall not, and shall not be deemed to, constitute a novation of any indebtedness or other obligations owing to the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents or any other documents delivered by Borrower in connection therewith (including without limitation the other documents executed in connection with Letters of Credit to which any Credit Party is a party). Subject to Section 4, on the date of this Amendment, the Credit Agreement shall be amended and supplemented as described in this Amendment, and all loans and other obligations of the Credit Parties outstanding as of the date hereof under the Credit Agreement shall be deemed to be loans and obligations outstanding under the Credit Agreement as amended, without further action by any Person.

7. Waiver and Release. To induce the Administrative Agent and the Lenders to enter into this Amendment, Borrower and each of the other Credit Parties hereby waives and releases any claim, defense, demand, action or suit of any kind or nature whatsoever against any or all of the Administrative Agent or Lenders arising on or prior to the date hereof in connection with the Credit Agreement or any of the other Loan Documents, or any of the transactions contemplated thereunder, except that this Section 7 shall not waive or release any of the Administrative Agent’s or the Lenders’ contractual obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

8. Estoppel. To induce Administrative Agent (in its various capacities) to enter into this Amendment, Borrower and each of the other Credit Parties hereby acknowledge and agree that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Credit Party as against Administrative Agent (in its various capacities) with respect to the obligations of any Credit Party to Administrative Agent (in its various capacities) under the Credit Agreement or the other Loan Documents, either with or without giving effect to this Amendment.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

10. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

11. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, Borrower and each of the other Credit Parties hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

12. Entire Agreement. The Credit Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

13. Binding Effect. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that no Credit Party may assign any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and the Lender.

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year specified at the beginning hereof.

MEDICAL STAFFING NETWORK, INC., as Borrower

By:	/s/ Kevin S. Little
Name:	Kevin S. Little
Title:	President and Chief Financial Officer

OTHER CREDIT PARTIES:

MEDICAL STAFFING NETWORK HOLDINGS, INC.

By:	/s/ Kevin S. Little
Name:	Kevin S. Little
Title:	President and Chief Financial Officer

MEDICAL STAFFING HOLDINGS, LLC

	By:	Medical Staffing Network Holdings, Inc., as its sole Member

By:	/s/ Kevin S. Little
Name:	Kevin S. Little
Title:	President and Chief Financial Officer

MSN-ILLINOIS HOLDINGS, INC.

By:	/s/ Kevin S. Little
Name:	Kevin S. Little
Title:	Director

MEDICAL STAFFING NETWORK OF ILLINOIS, LLC

By:	/s/ Kevin S. Little
Name:	Kevin S. Little
Title:	Manager

MEDICAL STAFFING NETWORK ASSETS, LLC

By:	/s/ Kevin S. Little
Name:	Kevin S. Little
Title:	Manager

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as Lender and as Administrative Agent

By:	/s/ Jason Dufour
Name:	Jason Dufour
Its Duly Authorized Signatory

LASALLE BANK NATIONAL ASSOCIATION, as Lender

By:	/s/ Whitney M. Black
Name:	Whitney M. Black
Title:	Assistant Vice President